UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K
____________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2016

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WESTMORELAND COAL COMPANY
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-11155	23-1128670
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9540 South Maroon Circle, Suite 200 Englewood, CO	80112
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (855) 922-6463

N/A
(Former Name or Former Address, if Changed Since Last Report)
__________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

Sixth Amendment to Second Amended and Restated Loan and Security Agreement
On June 29, 2016, we executed an amendment to our existing revolving credit facility with The PrivateBank and Trust Company and Bank of the West ("Sixth Amendment"), to: (1) extend the seasonal borrowing period by 16 days so it runs from June 15th to August 31st of each year; (2) change the seasonal loan increase amount available to Westmoreland and the other U.S. Borrowers thereunder to $5,000,000 from $20,000,000 (for a total of $35,000,000 in the U.S. Borrowers' availability during that period); (3) permit the Canadian Borrowers to borrow up to an additional $5,000,000 during the seasonal borrowing period (for a total of $25,000,000 in the Canadian borrowers' availability during that period); (4) allow Westmoreland to include interest income in the calculation of bank adjusted EBITDA for both the U.S. and Canada; and (5) ease the revolver’s fixed charge coverage ratio (bank adjusted EBITDA to fixed charges for the prior four fiscal quarters) to 1.10 from 1.15 for the consolidated U.S. and Canadian calculation commencing with the fiscal quarter ending June 30, 2016.
The above description of the Sixth Amendment is qualified in its entirety by reference to the terms of the Sixth Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Sixth Amendment described in Item 1.01 above is incorporated into this Item by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Sixth Amendment to Second Amended and Restated Loan and Security Agreement dated June 29, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTMORELAND COAL COMPANY

Date: June 29, 2016	By:	/s/ Jennifer S. Grafton
Jennifer S. Grafton SVP, Chief Administrative Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Sixth Amendment to Second Amended and Restated Loan and Security Agreement dated June 29, 2016